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                         INVESTMENT SERVICES AGREEMENT
                         -----------------------------

     This Investment Services Agreement (this "Agreement") is made on this 14th day of June, 1995, by and between ARM Financial Group, Inc., a Delaware corporation ("Parent") and SBM Certificate Company, a Minnesota corporation (the "Company") which is registered as a face amount certificate company under the Investment Company Act of 1940 (the " '40 Act").

     WHEREAS, Parent's management has extensive experience in asset/liability and investment portfolio management; and

     WHEREAS, Company desires that Parent provide investment services to Company with respect to the investment portfolio maintained by Company; and

     WHEREAS, Parent and Company contemplate that such an arrangement will achieve certain operating economies and improve services to the benefit of Parent, Company, and Company's certificateholders; and

     WHEREAS, Parent and Company wish to assure that all charges incurred hereunder are reasonable and in accordance with the requirements of the '40 Act, and Minnesota corporate law; and

     WHEREAS, Parent and Company wish to identify the services to be rendered to Company by Parent and to provide a formula for determining the charges to be made to Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Parent and Company agree as follows.

     1. PERFORMANCE OF SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Parent agrees to the extent requested by Company to perform diligently and in a professional manner the services for Company as Company determines to be reasonably necessary in the conduct of its investment operations, as set forth in Appendix A, which is attached hereto and made a part of this Agreement (collectively, "services").

     Parent agrees at all times to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Parent utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times be subject to Parent's direction and control, and Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally

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     required employer contributions, and tax obligations. No facility of Parent used in performing services for Company shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Parent, Parent shall perform such services in accordance with any standards and guidelines Company develops and communicates to Parent. In performing any services hereunder, Parent shall at all times act in a manner reasonably calculated to be or not opposed to the best interests of Company.

         (c) CONTROL. The performance of services by Parent for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Parent or Company by their respective Boards of Directors. Parent shall act hereunder so as to assure the separate operating identity of Company.

     2. CHARGES. Company agrees to pay to Parent for services provided by Parent to Company pursuant to this Agreement the fees set forth on Appendix B attached hereto, as such Appendix may be revised by the parties from time to time. The fees provided for in this Section 3 and Appendix B attached hereto are exclusive of any fees charged or to be charged by any custodian under a separate custody agreement. Company agrees that Parent may direct custodians of the Investment Portfolio as defined in Appendix A to make direct payment of fees due hereunder.

     3. PAYMENT. Parent shall submit to Company at the beginning of each calendar month a written statement of the amount estimated to be owed by Company for services pursuant to this Agreement for that calendar month, and Company shall pay to Parent within five (5) working days following receipt of such written statement the amount set forth in the statement. The amount estimated to be owed by Company for the partial month of June, 1995, shall be included in the statement for July, 1995.

     Within thirty (30) days after the end of each calendar quarter, Parent will submit to Company a detailed written statement of the charges due from Company to Parent in the preceding calendar quarter, including charges not included in any previous statement, based on the computation of fees set forth on Appendix B, and any balance payable or to be refunded as shown in such statement shall be paid or refunded with fifteen (15) days following receipt of such written statement by Company.

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     4.  ACCOUNTING RECORDS AND DOCUMENTS.  Parent shall be responsible for preparing, maintaining, and disseminating full and accurate accounts and records of [all services rendered pursuant to this Agreement, as well as] the financial data with respect to the Investment Portfolio (as defined in Appendix A) which is necessary to prepare financial statements and reports including 10-K Annual Reports and 10-Q Quarterly Reports, and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Parent shall keep such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection, and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

     5. OTHER RECORDS AND DOCUMENTS. All books, records, and files established and maintained by Parent by reason of its performance under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination during all reasonable business hours by Company and persons authorized by it or any governmental agency having jurisdiction over Company.

     With respect to original documents other than those provided for in Section 5 hereof which would otherwise be held by Company and which may be obtained by Parent in performing under this Agreement, Parent shall deliver such documents to Company within thirty (30) days of their receipt by Parent except where continued custody of such original documents is necessary to perform hereunder.

     6. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Parent an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as are available to or have been requested by Company pursuant to this Agreement.

     It is also understood and agreed that Parent's services are not exclusively for Company. Parent shall remain free to provide services to other clients or for its own account, pursuant to objectives which may or may not be similar to the strategy adopted as appropriate for Company.

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     It is also understood and agreed that Parent has the right to subcontract with any third party, affiliated or unaffiliated, for services Parent is obligated to provide to Company pursuant to this Agreement.

     7. CONTACT PERSONS. Company and Parent each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth in Section 16 of this Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     8. TERMINATION. This Agreement shall remain in effect until terminated by either Parent or Company upon giving thirty (30) days or more advance written notice. Upon termination, Parent shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

     9. SETTLEMENT ON TERMINATION. Not later than sixty (60) days after the effective date of termination of this Agreement, Parent shall deliver to Company a detailed written statement for all fees due and not included in any previous statement to the effective date of termination. The amount owed shall be due and payable within thirty (30) days of receipt of such statement.

     10. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Parent shall act as an independent contractor, and any duties of Parent arising hereunder shall be owed exclusively to Company.

     11. ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns respectively.

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     12.  GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota applicable to contracts made and to be performed entirely within that State.

     13. CONFIDENTIALITY. Company agrees to give Parent any information in its possession which Company deems relevant to the suitability of the investment strategy implemented by Parent, including information on Company's liabilities, whether this information becomes known before or after the adoption of the strategy. Parent shall keep any information it obtains about Company's business or investment objectives and results in confidence.

     14. ARBITRATION. In the event of any irreconcilable dispute between the parties in connection with this Agreement, the dispute shall be submitted to arbitration. Either party may submit the dispute to arbitration by notifying the other of his submission and naming its arbitrator. The other party shall name its arbitrator within 30 days after receiving such notice. The arbitrators shall choose an umpire through the nomination of three persons by each arbitrator, the declination by each arbitrator of two of the nominees named by the other arbitrator, and the drawing of lots to choose between the two arbitrators within thirty days after the arbitrators and umpire, if any, are chosen. The arbitrators and umpire shall be disinterested insurance Company executives. The arbitrators are relieved from judicial formalities and may refrain from following strict rules of evidence. The decisions of the arbitrators and umpire, or the majority of them, shall be final and binding upon the parties. Each party shall bear the expense of its own arbitrator and one-half the other expenses of the arbitration proceedings. Any arbitration shall take place in Louisville, Kentucky, unless otherwise mutually agreed.

     15. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed

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          (a)  If to Parent to:
               ARM Financial Group, Inc.
               239 South Fifth Street, 12th Floor
               Louisville, KY 40202-3271
               Telecopier: (502) 582-7913
               Attention:  Robert H. Scott

          (b)  If to Company to:
               SBM Certificate Company
               239 South Fifth Street, 12th Floor
               Louisville, KY 40202-3271
               Telecopier: (502) 582-7913
               Attention:  John R. McGeeney

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     16. ENTIRE AGREEMENT. This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     17. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Parent or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid,

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and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     18. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.

                                       ARM FINANCIAL GROUP, INC.

                                       /s/John Franco
                                       Co-Chief Executive Officer



                                       /s/Martin H. Ruby
                                       Co-Chief Executive Officer


                                       SBM CERTIFICATE COMPANY



                                       /s/John R. McGeeney
                                       President



                                       8
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                                  APPENDIX A
                                  ----------

                              INVESTMENT SERVICES
                              -------------------

     Parent shall provide investment services to Company as follows:

     1. For purposes of this Agreement, Investment Portfolio means all assets owned by and held in the name of the Company. Company shall retain responsibility, authority, and control with respect to management and investment of the Company's Investment Portfolio. Except as otherwise expressly provided herein, Parent shall be free to buy, sell, exchange, convert, or otherwise trade assets held in the Investment Portfolio in the exercise of its sole discretion, provided Parent acts in a manner consistent with any and all written direction received from Company. Parent shall acquire or dispose of any specific investment if so directed by the Board of Directors of the Company. Parent shall comply with the '40 Act, the applicable investment provisions of the Code of the District of Columbia, the applicable investment provisions of the insurance laws of Minnesota, and all other applicable laws and regulations.

     2. All investments made by Parent on behalf of Company shall be in those classes of investments prescribed by Section 35-634 of the Code of the District of Columbia, Section 61A.28 of the Insurance Laws of Minnesota, or as otherwise permitted Company by law; provided, however, that nothing contained herein shall authorize Parent to purchase or dispose of, without the Company's prior written approval, any interest in real property or mortgages.

     3. In the course of its investment services activity for the Company, Parent MAY NOT pledge, mortgage or hypothecate the assets of the Company, or enter into any investment which would violate the '40 Act, the investment provisions of the Code of the District of Columbia, or the investment provisions of the insurance laws of Minnesota.

     4. Parent shall not have custody of any of the assets in the Investment Portfolio. Custody of all assets of the Investment Portfolio shall at all times be maintained in one or more custodial accounts selected by Company and held on behalf of and in the name of Company with a qualified fiduciary agent. All transactions authorized by this Agreement shall be carried out through such custodial accounts. Parent shall not be responsible for any act or omission of any custodian thereunder.

     5. Parent shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of Company. Any and all records maintained by Parent hereunder on behalf of Company shall be and remain the property of Company. Parent shall make reports to Company as requested, including, but not limited to:

     (a) delivery on the tenth working day of each month of all investment accounting data for the previous month, in an electronic format suitable for use in updating Company's computerized accounting records; and

     (b) delivery within 30 days of the end of each calendar quarter of all investment-related data required for completion of Company's 10-Q Quarterly Reports and 10-K Annual Report, in an electronic format suitable for use in Company's filings of such Reports with the Securities and Exchange Commission without modification.

     6. Parent does not warrant any rate of return on all or any segment of the Investment Portfolio. Parent will endeavor to select the most favorable prices and timing of assets purchases and sales. Parent will select brokers and dealers on a basis which is favorable to Company, taking into account research services provided, ability to execute orders promptly and correctly, fees charged, and any other factors which Parent deems relevant, and such brokers and dealers may include affiliates of Parent. Parent will pass along to Company the cost of any and all brokers' fees, commissions, taxes, and other custodial charges related to services provided in connection with the Accounts.

     7. In the event Parent receives and collects monies for the accounts of Company, Parent will not commingle such monies with its own, but will deposit such monies in an appropriate account in the name of Company.

                                  APPENDIX B
                                  ----------

                               SCHEDULE OF FEES
                               ----------------

     COMPUTATION OF FEES. The annual charge to Company for investment services shall be twenty one hundredths of one percent (.20%) of Invested Assets as herein defined. Invested Assets is defined as the arithmetic average of the sum of total qualified assets for the current calendar year and the immediately preceding calendar year as reported in the 10-K Annual Report for the Company. For 1995, the annual charge as calculated pursuant to this Schedule of Fees shall be adjusted on a pro rata basis to reflect the June 15, 1995 effective date of the Agreement.